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Exhibit 10.6

USANA HEALTH SCIENCES, INC.
2015 EQUITY INCENTIVE AWARD PLAN

DEFERRED STOCK UNIT AGREEMENT
FOR INDEPENDENT DIRECTORS

Recipient Name:
Grant Date:
Number of DSUs:

        1.    Award.    USANA Health Sciences, Inc. (the "Company") has awarded you the number of Deferred Stock Units ("DSUs") indicated above, subject to the terms and conditions set forth in the Company's 2015 Equity Incentive Award Plan (the "Plan") and this Award Agreement.

        2.    Vesting.    The DSUs shall become vested in four equal quarterly installments of twenty five percent (25%) of the DSUs, with the first 25% vesting commencing on the last date of the Company's fiscal quarter during which the DSUs are granted, subject to your continued service as an Independent Director of the Company on each vesting date. If your service as an Independent Director of the Company terminates, the shares of Common Stock of the Company (the "Stock") represented by the DSUs will be issued only as described in paragraph 3 below.

        3.    Deferral Account; Termination; Receipt of Shares.    On each vesting date hereunder, the applicable amount of DSUs shall be credited to a bookkeeping account in your name on the books and records of the Company (the "Deferral Account"). As soon as practicable following your termination of service as an Independent Director for any reason other than for Cause (as defined below), the Company will issue to you, or in the event of your death, to your estate, shares of Stock represented by all vested DSUs. If you cease to be an Independent Director for any reason, all then unvested DSUs awarded hereunder shall immediately terminate without notice to you and shall be forfeited. If you are removed as an Independent Director prior to expiration of your term for Cause, all outstanding DSUs awarded hereunder which are not vested immediately prior to removal, and all outstanding DSUs awarded hereunder which are vested immediately prior to removal, shall terminate as of the date of removal for Cause, and Stock may not be issued in respect of such DSUs. For purposes of this Award Agreement, "Cause" shall mean (i) any act of personal dishonesty in connection with your responsibilities to the Company and intended to result in substantial personal enrichment to you, (ii) your conviction of a felony or (iii) your willful act which constitutes gross misconduct and which is injurious to the Company.

        4.    Tax Withholding.    The Company will withhold from the number of shares of Stock otherwise issuable hereunder a number of shares necessary to satisfy the minimum statutorily required tax withholding obligations. Such shares will be valued at their Fair Market Value when the taxable event occurs.

        5.    Transferability.    The DSUs may not be transferred, pledged, assigned, hypothecated or otherwise disposed of in any way, except by will or by the laws of descent and distribution. The DSUs shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the DSUs contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the DSUs, shall be null and void and without effect.

        6.    Other Restrictions.    The issuance of shares of Stock hereunder is subject to compliance by the Company and you with all applicable legal requirements applicable thereto, including tax withholding obligations, and with all applicable regulations of any stock exchange on which the Stock may be listed at the time of issuance. The Company may delay the issuance of shares of Stock hereunder to ensure at the time of issuance there is a registration statement for the shares in effect under the Securities Act of 1933.

        7.    No Employment or Continued Service.    Neither the award to you of the DSUs nor the delivery to you of this Award Agreement or any other document relating to the DSUs will confer on you the right to employment with the Company or to continued service as an Independent Director.

        8.    No Shareholder Rights.    Neither the award to you of the DSUs nor the delivery to you of this Award Agreement or any other document relating to the DSUs will entitle you to any rights of a shareholder of the Company with respect to the shares of Stock subject to this Award Agreement prior to the receipt of shares of Stock in accordance with this Award Agreement.

        9.    No Fractional Shares.    The DSUs granted hereunder shall be issued only in whole shares of Stock, and no fractional share of Stock shall be issued.

        10.    Mergers, Reorganizations, and Certain Other Changes.    In the event of the Company's liquidation, reorganization, separation, merger or consolidation into, or acquisition of property or stock by another corporation, or sale of substantially all assets to another corporation, your rights with respect to the DSUs awarded hereunder shall be governed by the Committee, as provided in the Plan.

        11.    Additional Provisions.

          a.     This Award Agreement is subject to the provisions of the Plan. A copy of the Plan is available upon request. Capitalized terms not defined in this Award Agreement are used as defined in the Plan. If the Plan and this Award Agreement are inconsistent, the provisions of the Plan will govern.

          b.     The Plan and this Award Agreement represent the entire agreement of you and the Company with respect to the DSUs granted pursuant to this Award Agreement and supersedes in their entirety all prior undertakings and agreements of the Company and you with respect to the subject of this Award Agreement and may not be modified except by means of a written agreement between the Company and you.

          c.     Interpretations of the Plan and this Award Agreement by the Committee are binding on you and the Company.

          d.     Neither the Plan nor this Award Agreement shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and any other person. To the extent that any person acquires a right to receive payments form the Company pursuant to an Award Agreement, such right shall be no greater than the right of any unsecured creditor of the Company.

          e.     Any notice hereunder by you to the Company shall be given in writing and such notice shall be deemed duly given only upon receipt thereof by the Secretary of the Company. Any notice hereunder by the Company to you shall be given in writing and such notice shall be deemed duly given only upon receipt thereof at such address as is reflected on the then-current records of the Company.

          f.      This Award Agreement shall be construed and enforced in accordance with the laws of the State of Utah, without giving effect to the choice of law principles thereof.

        IN WITNESS WHEREOF, the Company and the recipient of the DSUs hereunder have executed this Award Agreement effective as of the date first above written.

USANA HEALTH SCIENCES, INC.
By:
Name:
Title:
RECIPIENT
Signature of Participant
Print Name
Social Security Number

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  Exhibit 10.6
USANA HEALTH SCIENCES, INC. 2015 EQUITY INCENTIVE AWARD PLAN
DEFERRED STOCK UNIT AGREEMENT FOR INDEPENDENT DIRECTORS